Exhibit 99.1

PDS Biotech Completes $35 Million Financing Agreement Led By Horizon Technology Finance

•	Initial tranche of $25 million provides funding in preparation for registrational trial for lead candidate PDS0101
•	Conference call scheduled for Thursday, August 25, 2022 at 8:00 AM EDT

FLORHAM PARK, N.J., August 24, 2022 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of molecularly targeted cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® and Infectimune™ T cell activating technologies, today announced that it has entered into a debt financing agreement led by Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon”) to provide up to a $35.0 million term loan.

“We are pleased to partner with Horizon, a leading specialty finance company that has an extensive history of supporting innovative life science companies,” said Frank Bedu-Addo, Chief Executive Officer of PDS Biotech. “We anticipate a number of important milestones across our oncology and infectious disease programs. This transaction immediately strengthens our balance sheet and provides the financial resources necessary to advance the company’s clinical pipeline.  We look forward to our meeting with the U.S. Food and Drug Administration this quarter to discuss the registrational trial design for our lead program.”

As part of the financing, PDS Biotech received an initial tranche of $25 million at the close. The Company has an option to receive an additional $10 million. Each advance of the loan will be repaid in 48 monthly payments consisting of 24 monthly payments of interest only, followed by 24 monthly payments of principal and accrued interest. In connection with the financing, PDS Biotech issued Horizon warrants to purchase up to 4% of the loan amount, 381,625 of its common shares at an exercise price of $3.6685 per share. Proceeds will be used to support the ongoing clinical development of PDS0101 and other product candidates within the company’s pipeline and for general working capital purposes.

Further information with respect to the debt financing agreement with Horizon will be contained in a current report to be filed on Form 8-K by PDS Biotechnology with the Securities and Exchange Commission.

Conference Call and Webcast
The conference call is scheduled for Thursday, August 25, 2022 at 8:00 AM EDT. Participants should dial 877-407-3088 (United States) or 201-389-0927 (International) and reference conference ID 13732262. To access the webcast, please use the following link. The event will be archived in the investor relations section of PDS Biotech’s website for six months.

About PDS Biotechnology
PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune® and Infectimune™ T cell-activating technology platforms. We believe our targeted Versamune® based candidates have the potential to overcome the limitations of current immunotherapy by inducing large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T cells. To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the ability to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV16-associated cancers in multiple Phase 2 clinical trials. Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About Horizon Technology Finance
Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio's return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Portland, Maine, Austin, Texas, and Reston, Virginia. To learn more, please visit www.horizontechfinance.com.

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including record inflation, unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19 and the ongoing military conflict between Russia and Ukraine. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Nicole Jones
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital